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                                                                     EXHIBIT 5.0

                  OPINION OF BROBECK, PHLEGER & HARRISON LLP


                               October 13, 2000

Gasonics International Corporation
2540 Junction Avenue
San Jose, CA 95134-1909

          Re: Gasonics International Corporation Registration Statement on Form S-8 for 200,000 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as counsel to Gasonics International Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the initial reserve of 200,000 shares of the Company's common stock ("Common Stock") authorized for issuance under the Company's Supplemental Stock Option Plan (the "Plan").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the shares of Common Stock issuable under such plan.

                                   Very truly yours,

                                   /s/ BROBECK, PHLEGER & HARRISON LLP

                                   BROBECK, PHLEGER & HARRISON LLP